Exhibit S

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott Gordon and Gregory Gentile, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2 of Silver Spike Investment Corp., any and all amendments thereto, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 7th day of July, 2021.

Signature	Title

/s/ Scott Gordon
Scott Gordon	Chief Executive Officer and Director

/s/ Gregory Gentile
Gregory Gentile	Chief Financial Officer

/s/ Vivek Bunty Bohra
Vivek Bunty Bohra	Director

/s/ Michael W. Chorske
Michael W. Chorske	Director

/s/ Tracey Brophy Warson
Tracey Brophy Warson	Director